EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD POSTS 25th CONSECUTIVE QUARTER OF COMPARABLE PERIOD GROWTH

Newport Beach, CA – August 8, 2005 – American Vanguard Corporation (AMEX:AVD), today announced financial results for the second quarter and six-month period ended June 30, 2005.

Second Quarter Financial Highlights – versus fiscal 2004 second quarter

•	Net sales increased 19% to $37.3 million.

•	Operating income rose 12% to $4.8 million.

•	Net income grew 14% to $2.7 million or $0.14 per diluted share.

First Half Financial Highlights – versus fiscal 2004 first half

•	Net sales rose 20% to $78.6 million.

•	Operating income grew 25% to $10.2 million.

•	Net income increased 28% to $5.9 million or $0.31 per diluted share.

Eric Wintemute, President and CEO of American Vanguard, stated, “We are pleased to announce our 25th consecutive quarter of comparable sales and earnings growth, a great achievement for the Company. Strong performance from our cotton defoliant, cotton insecticide and soil fumigants contributed to the record results.”

Mr. Wintemute continued, “During the quarter, we were proud to report that for the third year in a row, American Vanguard was recognized as one of BusinessWeek’s Hot Growth Companies (#72) and FORTUNE Small Business’ America’s 100 Fastest Growing Small Companies (#40). We also were included on the new Russell Microcap™ Index, which supplements our inclusion on the Russell 2000® and Russell 3000® Indexes.”

Mr. Wintemute concluded, “We are optimistic about American Vanguard’s prospects for the balance of the year and maintain our previously announced expectations for fiscal 2005 of double-digit growth in sales and net income. Our growth strategy remains focused on further expansion via product line acquisitions and licensing opportunities. We believe the current market environment, combined with our strengths in manufacturing, extensive experience with product acquisitions and strong financial position will enable us to continue to pursue our long-term growth objectives. We look forward to updating you on the Company’s performance.”

Conference Call

Eric Wintemute, President and CEO, and James Barry, Senior Vice President and CFO, will conduct a conference call focusing on the financial results at 12:00 noon ET on Monday, August 8, 2005. Interested parties may participate in the call by dialing 706-679-3155. Please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be broadcast live over the Internet via the Investors section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

American Vanguard Corporation News Release August 8, 2005	Page 2

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. The Company’s basic strategy is to acquire brand name, niche product lines from larger companies that divest mature products to focus on newly discovered molecules. During 2005, American Vanguard was recognized as one of BusinessWeek’s Hot Growth Companies (#72) and FORTUNE Small Business’ America’s 100 Fastest Growing Small Companies (#40). American Vanguard is included on the Russell 2000® and Russell® 3000 Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
Eric G. Wintemute, President & CEO		www.theequitygroup.com
(949) 260-1200		Lauren Barbera
lbarbera@equityny.com
(212) 836-9610

American Vanguard Corporation News Release August 8, 2005	Page 3

American Vanguard Corporation and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	For the three months ended June 30		For the six months ended June 30
	2005	2004	2005	2004
Net sales	$37,325,000	$31,492,000	$78,555,000	$65,711,000
Cost of sales	21,529,000	17,744,000	45,214,000	36,773,000

Gross profit	15,796,000	13,748,000	33,341,000	28,938,000
Operating expenses	11,038,000	9,497,000	23,170,000	20,778,000

Operating income	4,758,000	4,251,000	10,171,000	8,160,000
Interest expense	380,000	328,000	719,000	642,000
Interest income	(9,000)	—	(11,000)	(1,000)
Interest capitalized	(81,000)	(20,000)	(144,000)	(35,000)

Income before income taxes	4,468,000	3,943,000	9,607,000	7,554,000
Income tax expense	1,720,000	1,538,000	3,724,000	2,946,000

Net income	$2,748,000	$2,405,000	$5,883,000	$4,608,000

Earnings per common share – basic (1)	$.15	$.13	$.32	$.26

Earnings per common share - assuming dilution (1)	$.14	$.13	$.31	$.24

Weighted average shares outstanding – basic (1)	18,240,000	17,945,000	18,231,000	17,936,000

Weighted average shares outstanding - assuming dilution (1)	19,281,000	19,205,000	19,275,000	19,137,000

(1)	Retroactively restated to reflect a 2-for-1 stock split distributed on April 15, 2005 to common stockholders of record as of March 29, 2005.

American Vanguard Corporation News Release August 8, 2005	Page 4

American Vanguard Corporation and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30, 2005 (Unaudited)	December 31, 2004
Assets
Current assets:
Cash	$1,232,000	$457,000
Receivables	41,750,000	28,305,000
Inventories	48,290,000	43,635,000
Other current assets	1,049,000	1,619,000

Total current assets	92,321,000	74,016,000
Property, plant, equipment, net	29,696,000	26,118,000
Other assets	21,545,000	22,212,000

Total assets	$143,562,000	$122,346,000

Liabilities
Current liabilities:
Current installments of long-term debt	$5,107,000	$5,107,000
Accounts payable	14,352,000	12,984,000
Other current liabilities	24,581,000	19,650,000

Total current liabilities	44,040,000	37,741,000
Long-term debt, excluding current installments	29,421,000	19,474,000
Other long-term liabilities	1,159,000	1,159,000

Total liabilities	74,620,000	58,374,000
Total stockholders’ equity	68,942,000	63,972,000

Total liabilities and stockholders’ equity	$143,562,000	$122,346,000

American Vanguard Corporation News Release August 8, 2005	Page 5

2005 Summary Results of Operations

(Unaudited)

	Three months ended March 31	Three months ended June 30
Net sales	$41,230,000	$37,325,000
Gross profit	17,545,000	15,796,000
Operating income	5,413,000	4,758,000
Net income	$3,135,000	$2,748,000
EPS – basic	$0.17	$0.15
EPS – diluted	$0.16	$0.14
Weighted average shares outstanding	18,222,000	18,240,000
Weighted average shares outstanding – assuming dilution	19,279,000	19,281,000

2004 Summary Results of Operations

(Unaudited)

	Three months ended March 31	Three months ended June 30	Three months ended September 30	Three months ended December 31	Fiscal 2004
Net sales	$34,219,000	$31,492,000	$39,624,000	$45,520,000	$150,855,000
Gross profit	15,190,000	13,748,000	18,446,000	24,874,000	72,258,000
Operating income	3,909,000	4,251,000	6,889,000	9,909,000	24,958,000
Net income	$2,203,000	$2,405,000	$3,988,000	$5,881,000	$14,477,000
EPS – basic (1)	$0.12	$0.14	$0.22	$0.33	$0.81
EPS – diluted (1)	$0.12	$0.13	$0.21	$0.30	$0.76
Weighted average shares outstanding (1)	17,925,000	17,945,000	17,960,000	18,022,000	17,963,000
Weighted average shares outstanding – assuming dilution (1)	19,038,000	19,205,000	19,159,000	19,231,000	19,167,000

(1)	Retroactively restated to reflect a 2-for-1 stock split distributed on April 15, 2005 to common stockholders of record as of March 29, 2005.

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